Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 26, 1997, except for Note 4 as to which the date is September 25, 1997, with respect to the financial statements of Aer Force Communications B, L.P. included in the Registration Statement (Form S-1 No.
333-______)of East/West Communications, Inc. for the registration of shares of its class A Common Stock. We also consent to the reference made to us under the heading "Selected Financial Data" in such Registration Statement.



                                        /s/ ERNST & YOUNG LLP
                                        ---------------------
                                            ERNST & YOUNG LLP

Stamford, Connecticut
November 21, 1997